Exhibit 1

TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Altria Debenture-Backed Series 2003-8
*CUSIP:	21988G254	Class	A-1
	21988GCM6	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the
period ending	July 15, 2007.

INTEREST ACCOUNT

Balance as of	January 15, 2007.....	$0.00
	Scheduled Income received on securities.....	$968,750.00
	Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to Class A-1 Holders.....	-$781,250.00
	Distribution to Class A-2 Holders.....	-$187,500.00
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of	July 15, 2007.....	$0.00

PRINCIPAL ACCOUNT

Balance as of	January 15, 2007.....	$0.00
Scheduled principal payment received on securities.....		$0.00

LESS:
Distribution to Holders.....		-$0.00
Balance as of	July 15, 2007.....	$0.00

UNDERLYING SECURITIES HELD AS OF       July 15, 2007

Principal Amount	Title of Security
$25,000,000	Philip Morris Companies Inc., predecessor to Altria Group, Inc. 7 3/4% Debentures due January 15, 2027
	*CUSIP:	718154CF2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.